Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-120878 and 333-198332) on Form S-8 of our report dated June 16, 2023, with respect to the financial statements and supplemental schedule of the Mosaic Investment Plan.
(signed) KPMG LLP

Des Moines, Iowa
June 16, 2023